Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of eLong, Inc., a Cayman Islands company, par value $0.01 per share, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 1, 2015.

Keystone Lodging Holdings Limited	By:	/s/ Nanyan Zheng
	Name:	Nanyan Zheng
	Title:	Director

Plateno Group Limited	By:	/s/ Nanyan Zheng
	Name:	Nanyan Zheng
	Title:	Director

SCHEDULE A

EXECUTIVE OFFICERS AND DIRECTORS

The business address of each of the following individuals is c/o Keystone Lodging Holdings Limited, 5C-11 TIT Creative Industry Zone, 397 Xin Gang Middle Road, Guangzhou, People’s Republic of China.

Keystone

Directors:

Name	Country of Citizenship
Boquan He	People’s Republic of China
Haibing Wu	People’s Republic of China
Xiao Lin	Hong Kong SAR
Chi Zhang	Hong Kong SAR
Xing Liu	Hong Kong SAR
Nanyan Zheng	People’s Republic of China

Executive Officers:

Name	Title	Country of Citizenship
None	—	—

Plateno

Directors:

Name	Country of Citizenship
Boquan He	People’s Republic of China
Haibing Wu	People’s Republic of China
Xiao Lin	Hong Kong SAR
Chi Zhang	Hong Kong SAR
Xing Liu	Hong Kong SAR
Nanyan Zheng	People’s Republic of China

Executive Officers:

Name	Title	Country of Citizenship
None	—	—